UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2022

VWF Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56459	88-1256373
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

976 South Shannon Street, Van Wert, Ohio		45891
(Address of Principal Executive Offices)		(Zip Code)

(419) 238-9662
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None	None
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.
On July 13, 2022, VWF Bancorp, Inc. (the “Company”), the holding company for Van Wert Federal Savings Bank (the “Bank”), issued a press release announcing that the Company completed its initial public offering in connection with the Bank’s conversion from the mutual form of organization to the stock form of organization, effective July 13, 2022.  The Company’s common stock is expected to be quoted on the OTCQB Market operated by the OTC Markets Group under the symbol "VWFB" beginning on July 14, 2022.  For further information, reference is made to the press release dated July 13, 2022, which is attached hereto as Exhibit 99 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No. Description

99	Press Release Dated July 13, 2022
104	Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWF BANCORP, INC.

Date: July 13, 2022	By:	/s/ Mark K. Schumm
Mark K. Schumm
President and Chief Executive Officer